Qorvo® to Acquire Anokiwave

Anokiwave’s Solutions Expand Qorvo’s Addressable Opportunities in D&A, SATCOM, and 5G Markets

GREENSBORO, NC – January 31, 2024 – Qorvo® (Nasdaq:QRVO), a leading global provider of connectivity and power solutions, today announced it has reached a definitive agreement to acquire Anokiwave, a leading supplier of high performance silicon integrated circuits (ICs) for intelligent active array antennas for D&A, SATCOM and 5G applications. The transaction is expected to close during the March quarter.

Anokiwave is based in Boston, MA, and operates design centers and sales offices in Boston, MA and San Diego, CA. The Anokiwave team will join Qorvo’s High Performance Analog (HPA) segment and will continue to develop beamformers and IF-RF solutions for defense phased array and AESA radar, electronic warfare, satellite communications and 5G applications.

Philip Chesley, president of Qorvo’s High Performance Analog segment, said, “Anokiwave’s high-frequency beamforming and intermediate frequency (IF) to RF conversion ICs are a strong complement to Qorvo’s RF front end portfolio. The combination of our unique capabilities will enable us to supply highly integrated complete solutions and SiPs for defense, aerospace and network infrastructure applications.”

Nitin Jain, Anokiwave Chief Technology Officer, Founder and Chairman of the Board, said, “The Anokiwave team is thrilled to join Qorvo and continue to expand our high-performance portfolio with speed and scale. Anokiwave’s innovative portfolio of active antenna ICs, combined with Qorvo’s complementary products, global scale and significant market reach, will create exciting new opportunities to deliver customers superior levels of performance, efficiency and integration.”

About Qorvo

Qorvo (Nasdaq:QRVO) supplies innovative semiconductor solutions that make a better world possible. We combine product and technology leadership, systems-level expertise and global manufacturing scale to quickly solve our customers' most complex technical challenges. Qorvo serves diverse high-growth segments of large global markets, including consumer electronics, smart home/IoT, automotive, EVs, battery-powered appliances, network infrastructure, and aerospace/defense. Visit www.qorvo.com to learn how our diverse and innovative team is helping connect, protect and power our planet.

Qorvo is a registered trademark of Qorvo, Inc. in the U.S. and in other countries. All other trademarks are the property of their respective owners.

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At Qorvo®
Doug DeLieto
VP, Investor Relations
1-336-678-7968